Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-13146 on Form F-3 of our report dated 4 March 2008, relating to the consolidated financial statements of Abbey National plc appearing in this Annual Report on Form 20-F of Abbey National plc for the year ended 31 December 2007.

Deloitte & Touche LLP
Chartered Accountants and Registered Auditors
London, England
4 March 2008